Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-260858) pertaining to the 2015 Equity Incentive Plan, the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan of Surrozen, Inc.;

(2)
Registration Statement (Form S-8 Nos. 333-286269, 333-278608, 333-271017 and 333-263924) pertaining to the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan of Surrozen, Inc.;

(3)
Registration Statement (Form S-8 No. 333-289432) pertaining to the 2025 Equity Inducement Plan of Surrozen, Inc.; and

(4)
Registration Statement (Form S-3 Nos. 333-287434, 333-286703 and 333-278800) of Surrozen, Inc.;

of our report dated March 23, 2026, with respect to the consolidated financial statements of Surrozen, Inc. included in this Annual Report (Form 10-K) of Surrozen, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Francisco, California

March 23, 2026